SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 31, 2002

                         STAR MULTI CARE SERVICES, INC.
               (Exact Name of Registrant as Specified in Charter)


          NEW YORK                       1-10751                 11-1975534
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(State or Other Jurisdiction           (Commission             (IRS Employer
      of Incorporation)                 File No.)           Identification No.)


       33 Walt Whitman Road, Suite 302 Huntington Station, New York 11746

   (Address of Principal Executive Offices)                      (Zip Code)

        Registrant's telephone number, including area code (631) 423-6689


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ITEM 1. CHANGES IN CONTROL OF REGISTRANT

On October 31, 2002, Matthew Solof ("Solof") purchased 234.5 shares of Series B 7% Convertible Preferred Stock, par value $1.00 per share from the Shaar Fund Limited (the "Shaar") for a total purchase price of $100,000. Solof paid Shaar $50,000 in cash and with the balance, $50,000, payable over twelve months. Solof pledged the shares that he purchased to secure the loan payable to Shaar. The purpose of the transaction was to acquire the shares for his own personal investment account. The 234.5 shares of Series B 7% Convertible Preferred Stock (the "Preferred Stock") may be converted, at the option of the holder, into common stock of the Issuer. The conversion ratio is based upon the closing bid price of the common stock for the twenty-eight day period prior to conversion from November 7, 2002. Using the closing bid price of the common stock of this Issuer for the previous twenty-eight days, the conversion of all of the Preferred Stock held by Solof would result in Solof holding more than a majority of the outstanding and voting shares of the Company. At the time of this filing, Solof has not made any decision as to if or when he will exercise his right to convert any of the Preferred Stock that he holds. Solof directly beneficially owns 79.2% of the voting securities of the Registrant, which includes: (i) 83,644 shares of common stock, (ii) options to purchase 30,002 shares of common stock of the Issuer that are exercisable within 60 days hereof and (iii) 234.5 shares of Preferred Stock convertible as of November 7, 2002 into 3,500,000 shares of common stock.

On October 31, 2002, Stephen Sternbach, President and Chief Executive Officer of the Registrant ("Sternbach"), purchased 234.5 shares of Series B 7% Convertible Preferred Stock, par value $1.00 per share from the Shaar Fund Limited (the "Shaar") for a total purchase price of $100,000. Sternbach paid Shaar $50,000 in cash and with the balance, $50,000, payable over twelve months. Sternbach pledged the shares that he purchased to secure the loan payable to Shaar. Additionally, the initial cash payment that was paid to Shaar was borrowed from Matthew Solof. The purpose of the transaction was to acquire the shares for his own personal investment account. The 234.5 shares of Series B 7% Convertible Preferred Stock (the "Preferred Stock") may be converted, at the option of the holder, into common stock of the Issuer. The conversion ratio is based upon the closing bid price of the common stock for the twenty-eight day period prior to conversion from November 7, 2002. Using the closing bid price of the common stock of this Issuer for the previous twenty-eight days, the conversion of all of the Preferred Stock would result in Sternbach holding more than a majority of the outstanding and voting shares of the Company. At the time of this filing, Sternbach has not made any decision as to if or when he will exercise his right to convert any of the Preferred Stock that he holds. Sternbach directly owns 77.8% and indirectly owns 78.1% of the voting securities of the Registrant which includes: (i) 175 shares of common stock owned directly by Sternbach, (ii) 15,521 shares of common stock owned indirectly by Sternbach through the ownership of his spouse, (iii) options to purchase 115,986 shares of common stock of the Issuer that are exercisable within 60 days hereof and (iv) 234.5 shares of Preferred Stock convertible as of November 7, 2002 into 3,500,000 shares of common stock.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

99.1     Press release issued October 31, 2002.


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                                   SIGNATURES

     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED:   November 14, 2002             STAR MULTI CARE SERVICES, INC.



                                       By:  s/ Stephen Sternbach
                                          --------------------------------------
                                            Stephen Sternbach
                                            Chairman of the Board, President and
                                            Chief Executive Officer


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                                INDEX OF EXHIBITS

99.1     Press release issued October 31, 2002.